EXHIBIT 99.1

AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

AVATAR REPORTS FIRST QUARTER RESULTS OF OPERATIONS

Coral Gables, FL – May 8, 2008 – Avatar Holdings Inc. (NASDAQ-AVTR) today reported a net loss of $556,000 ($0.07 per share, diluted) on revenues of $30,532,000 for the quarter ended March 31, 2008, compared to net income of $11,108,000 ($1.08 per share, diluted) on revenues of $92,445,000 for the quarter ended March 31, 2007.

During the quarter, we closed on 65 homes, a 72% decrease from the 230 units closed during the first quarter of 2007. Dollar volume decreased by 78% to $17,477,000, compared to $79,602,000 for the first quarter of 2007.

The dollar volume of housing contracts signed, net of cancellations, during the first quarter of 2008 declined by 68% compared to the first quarter of 2007, or $12,273,000 compared to $38,091,000. The number of contracts signed, net of cancellations, declined by 63%, or 53 compared to 142 for the first quarter of 2007.

Our sales results continue to reflect the weak market for new single-family and multi-family residences in our markets. We continue to experience a high level of cancellations of sales contracts for homes. We do not anticipate a meaningful improvement in our markets in the near term. Our focus remains on managing Avatar and its assets for the long-term benefit of our shareholders, including the identification and monetization of commercial and industrial land. While the level and duration of the downturn cannot currently be predicted, we anticipate that these conditions will continue to have an adverse effect on our earnings for the balance of 2008.

Results for the quarter ended March 31, 2008 include pre-tax income of $7,070,000 on revenues of $7,428,000 from commercial, industrial and other land sales. For the quarter ended March 31, 2007, results included pre-tax income of $4,758,000 on revenues of $5,560,000 from commercial, industrial and other land sales.

# # #

Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, TerraLargo in Lakeland, Florida, and at Rio Rico, south of Tucson, AZ. Avatar’s common shares trade on The Nasdaq Stock Market LLC under the symbol AVTR.

Certain statements discussed herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: international, national and local market conditions and events such as the oversupply of existing homes caused by the number of investor and speculator resale homes for sale in our communities and in the geographic areas in which we develop and sell homes; tightening of the credit market and the reduced availability and more stringent financing requirements of residential mortgage financing in general and sub prime financing in particular; interest rates; mortgage rates; employment levels; income levels; consumer confidence; the successful implementation of Avatar’s business strategy; shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and in-migration into the areas in which we conduct real estate activities; the level of competition in geographic areas in which we do business; Avatar’s access to financing; geopolitical risks, changes in, or the failure or inability to comply with, government regulations; and other factors as are described in Avatar’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Active adult homes are intended for occupancy by at least one person 55 years or older.

# # #

Selected Financial Data for the Three Months Ended
March 31, 2008 and 2007
(Unaudited – Dollars in thousands except per share data)

	2008	2007

Revenues	$30,532	$92,445

Income (loss) before income taxes	$(881)	$17,178

Income tax benefit (expense)	$325	$(6,070)

Net income (loss)	$(556)	$11,108

Basic EPS	$(0.07)	$1.35

Diluted EPS	$(0.07)	$1.08

Selected Balance Sheet Data

	March 31,	December 31,
	2008	2007

Cash and cash equivalents	$158,887	$192,258

Total assets	$690,078	$706,541

Total stockholders’ equity	$528,055	$527,703

Stockholders’ equity per share	$61.84	$61.90